                                                                 EXHIBIT 4.12

                          NHANCEMENT TECHNOLOGIES INC.



Issued as of the 7TH DAY                   (1)  Aggregate Price: $51,875.00
of June, 1999                              (2)  Initial Warrant Price:  $1.0375
                                           (3)  Number of Shares Initially
                                           Subject to Warrant: 50,000

NEITHER THIS WARRANT, NOR THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF, HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("1933 SECURITIES ACT"), OR QUALIFIED OR REGISTERED UNDER CALIFORNIA OR OTHER APPLICABLE SECURITIES LAWS ("STATE SECURITIES LAWS"), AND THIS WARRANT HAS BEEN, AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE HEREOF WILL BE, ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NO SUCH SALE OR OTHER DISPOSITION MAY BE MADE WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 SECURITIES ACT AND COMPLIANCE WITH THE APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SAID REGISTRATION IS NOT REQUIRED UNDER THE 1933 SECURITIES ACT AND THAT APPLICABLE STATE SECURITIES LAWS HAVE BEEN SATISFIED.


                              COMMON STOCK WARRANT
                            (IMMEDIATELY EXERCISABLE)

         This certifies that James S. Gillespie, ("PURCHASER"), whose address for notice is located 198 Country Club Drive #35, Incline Village, NV 89451, or any party to whom this Warrant is assigned in compliance with the terms hereof (Purchaser and any such assignee being hereinafter sometimes referenced as "HOLDER"), is entitled to subscribe for and purchase, during the period commencing at the issue date set forth above and ending at 5:00 p.m., California, local time, on the third (3rd) anniversary of such issue date, the number of shares of fully paid and nonassessable Common Stock ("COMMON STOCK") of NHANCEMENT TECHNOLOGIES INC, A DELAWARE CORPORATION (the "COMPANY"), that have an aggregate purchase price equal to the Aggregate Price as defined below. The purchase price of each such share shall be equal to the Warrant Price, as defined below.

                                    ARTICLE 1
                                   DEFINITIONS

1.1               "AGGREGATE PRICE" shall be $51,875.00.

1.2               "WARRANT PRICE" shall be $1.0375, as adjusted herein.


                                    ARTICLE 2
                              EXERCISE AND PAYMENT

2.1 CASH EXERCISE. The purchase rights represented by this Warrant may be exercised by Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, located at the address set forth on the signature page hereof, accompanied by the form of Notice of Cash Exercise attached hereto as Exhibit "A-1", and by the payment to the Company, by cash or by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Warrant Price of the shares being purchased.

2.2   NET ISSUE EXERCISE. In lieu of exercising this Warrant pursuant to
Section 2.1, Holder may elect to receive shares of Common Stock equal to the value of this Warrant determined in

Common Stock Warrant
Page 2

the manner described below (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with the form of Notice of Cashless Exercise attached hereto as Exhibit"A-2", in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed using the following formula:

                           X = Y (A-B)
                              ---------
                                  A

Where X = the number of shares of Common Stock to be issued to Holder.

           Y = the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

           A = the fair market value of one share of the Company's Common
                   Stock (at the date of such calculation).

           B = Warrant Price.

2.3 FAIR MARKET VALUE. For purposes of this Article II, fair market value of one share of the Company's Common Stock shall mean:

     (i) The average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price of the Common Stock or the closing price quoted on the Nasdaq National Market System ("NMS") or on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the trading day prior to the date of determination of fair market value; or

     (ii) If the Common Stock is not traded Over-The-Counter, on the NMS or on an exchange, the per share fair market value of the Common Stock shall be as determined by mutual agreement of the Company and the Holder; provided, however that if such agreement cannot be reached within twenty (20) calendar days, such value shall be determined by an independent appraiser appointed in good faith by the Company's Board of Directors. The cost of such appraisal shall be borne equally by the Company and the Holder. Such appraiser shall meet the following criteria: (a) it shall not be associated or affiliated with the Company in any fashion and shall not have previously provided services to the Company; (b) the appraiser shall have reasonable qualifications to appraise the value of the Common Stock; (c) it is not (and none of its affiliates is) a promoter, director or officer of the Company or any of its affiliates or an underwriter with respect to any of the securities of the Company; and (d) it does not provide any advice or opinions of the Company except as an appraiser under this section. In the event such an appraisal is required it should be conducted under the following procedures: the Company shall select the appraiser within ten
     (10) days of receipt of written notice from the Holder that agreement cannot be reached and the Company shall submit the name of such appraiser to Holder. Twenty (20) days after selection of the appraiser, the Company and the Holder shall each submit to the appraiser a single value representing such party's contention as to the fair market value of one share of the Company's Common Stock. Within fifteen (15) days after receipt of the submission of the Company and the Holder, the appraiser shall select one of the two values submitted by the parties, and such value shall be the fair market value of one share of the Common Stock for purpose of this Warrant. The appraiser shall have no discretion to take any action other than selection of one of the two values submitted to the appraiser. The parties may submit to the appraiser and one another, at the time they submit their respective single values, such supporting documentation as they deem necessary or appropriate. The parties shall have the opportunity seven (7) business days after receipt of the other party's proposed valuation and supporting documentation to provide the appraiser and each other with supplemental written information. The appraiser may, in its discretion, hold a single six (6) hour hearing on valuation issues. If a hearing is held, each party shall be allocated three (3) hours. The appraiser may conduct the hearing in

Common Stock Warrant
Page 3

     accordance with any rules of procedure it deems appropriate. The value selected by the appraiser shall be final and binding upon the parties without any further right of appeal.

2.4 STOCK CERTIFICATES. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the remaining unexercised Aggregate Price shall also be issued to Holder at such time.

2.5 AUTOMATIC EXERCISE. To the extent this Warrant is not previously exercised, and if the fair market value of one share of the Company's Common Stock is greater than the Warrant Price, as adjusted, this Warrant shall be deemed automatically exercised in accordance with Section 2.2 hereof (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Company's Common Stock upon such expiration shall be the fair market value determined pursuant to Section 2.3 above. To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2.5, the Company agrees to notify Holder within a reasonable period of time of the number of shares of the Company's Common Stock, if any, Holder is to receive by reason of such automatic exercise.

2.6 STOCK FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (excluding taxes based on the income of Holder). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock or other securities as would be required upon the full exercise of the rights represented by this Warrant (including conversion of all such Common Stock issuable hereunder).

2.7 FRACTIONAL SHARES. No fractional share of Common Stock will be issued in connection with any exercise hereof; in lieu of a fractional share upon complete exercise hereof, Holder may purchase a whole share by delivering payment equal to the appropriate portion of the then effective Warrant Price.


                                    ARTICLE 3
      CERTAIN ADJUSTMENTS OF NUMBER OF SHARES PURCHASABLE AND WARRANT PRICE

      The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

3.1 RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of: (i) any reclassification or change of outstanding securities issuable upon exercise of this Warrant; (ii) any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification, change or exchange of outstanding securities issuable upon exercise of this Warrant); or (iii) any sale or transfer to another corporation of all, or substantially all, of the property of the Company, then, and in each such event, the Company or such successor or purchasing corporation, as the case may be, shall execute a new Warrant of like form, tenor and effect and which will provide that Holder shall have the right to exercise such new Warrant and purchase upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such

Common Stock Warrant
Page 4

new Warrant shall be as nearly equivalent in all substantive respects as practicable to this Warrant and the adjustments provided in this Article III and the provisions of this Section 3.1, shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

3.2 SUBDIVISION OR COMBINATION OF SHARES. If the Company shall at any time while this Warrant remains outstanding and less than fully exercised: (i) divide its Company Stock, the Warrant Price shall be proportionately reduced; or (ii) shall combine shares of its Common Stock, the Warrant Price shall be proportionately increased.

3.3 STOCK DIVIDENDS. If the Company, at any time while this Warrant is outstanding and unexpired, shall pay a dividend payable in, or make any other distribution to holders of, Common Stock (except any distribution described in Sections 3.1 and 3.2 hereof) then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price then in effect by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

3.4 OTHER ACTION AFFECTING COMMON STOCK. If the Company takes any action affecting its Common Stock after the date hereof (including dividends and distributions), other than an action described in any of Sections 3.1 and 3.2 hereof, which would have an adverse effect upon Holder's rights hereunder, the Warrant Price shall be adjusted downward in such manner and at such time as the Board of Directors of the Company shall in good faith determine to be equitable under the circumstances.

3.5 TIME OF ADJUSTMENTS TO THE WARRANT PRICE. All adjustments to the Warrant Price and the number of shares purchasable hereunder, unless otherwise specified herein, shall be effective as of the earlier of:

     (i)    the date of issue of the security causing the adjustment;

     (ii)   the date of sale of the security causing the adjustment;

     (iii)  the effective date of a division or combination of shares;

     (iv) the record date of any action of holders of any class of the Company's capital stock taken for the purpose of entitling shareholders to receive a distribution or dividend payable in equity securities, provided that such division, combination, distribution or dividend actually occurs.

3.6 NOTICE OF ADJUSTMENTS. In each case of an adjustment in the Warrant Price and the number of shares purchasable hereunder, the Company, at its expense, shall cause the Chief Financial Officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall promptly mail a copy of each such certificate to Holder pursuant to
Section 6.8 hereof.

3.7 DURATION OF ADJUSTED WARRANT PRICE. Following each adjustment of the Warrant Price, such adjusted Warrant Price shall remain in effect until a further adjustment of the Warrant Price.

3.8 ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment of the Warrant Price pursuant to this Article III, the number of shares of Common Stock purchasable hereunder shall be adjusted to the nearest whole share, to the number obtained by dividing the Aggregate Price by the Warrant Price as adjusted.

Common Stock Warrant
Page 5

                                    ARTICLE 4
                           TRANSFER, EXCHANGE AND LOSS

4.1 TRANSFER. This Warrant is transferable on the books of the Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant or Warrants representing the Warrants so transferred. Upon any partial transfer, the Company will issue and deliver to Holder a new Warrant or Warrants with respect to the Warrants not so transferred. Notwithstanding the foregoing, Holder shall not be entitled to transfer a number of shares or an interest in this Warrant representing less than five percent (5%) of the aggregate shares initially covered by this Warrant (as presently constituted, with appropriate adjustment being made in the event of stock splits, combinations, reorganizations and the like occurring after the issue date hereof). Any transferee shall be subject to the same restrictions on transfer with respect to this Warrant as the Purchaser.

4.2 SECURITIES LAWS. Upon any issuance of shares of Common Stock upon exercise of this Warrant, it shall be the Company's responsibility to comply with the requirements of: (1) the Securities Act of 1933, as amended; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (iii) its cooperation to the Company in connection with such compliance.

4.3 EXCHANGE. This Warrant is exchangeable at the principal office of the Company for Warrants which represent, in the aggregate, the Aggregate Price hereof; each new Warrant to represent the right to purchase such portion of the Aggregate Price as Holder shall designate at the time of such exchange. Each new Warrant shall be identical in form and content to this Warrant, except for appropriate changes in the number of shares of Common Stock covered thereby, the percentage stated in Section 4.1 above, and any other changes which are necessary in order to prevent the Warrant exchange from changing the respective rights and obligations of the Company and the Holder as they existed immediately prior to such exchange.

4.4 LOSS OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant.


                                    ARTICLE 5
                                  HOLDER RIGHTS

5.1 NO SHAREHOLDER RIGHTS UNTIL EXERCISE. No Holder hereof, solely by virtue hereof, shall be entitled to any rights as a shareholder of the Company. Holder shall have all rights of a shareholder with respect to securities purchased upon exercise hereof at the time: (i) the cash exercise price for such securities is delivered pursuant to Section 2.1 hereof and this Warrant is surrendered, (ii) of delivery of notice of cashless exercise pursuant to Section 2.2 hereof and this Warrant is surrendered, or (iii) of automatic exercise hereof (even if not surrendered) pursuant to Section 2.5 hereof.

Common Stock Warrant
Page 6

                                    ARTICLE 6
                                  MISCELLANEOUS

6.1 GOVERNMENTAL APPROVALS. The Company will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, and delivery of this Warrant, and the issuance, sale and delivery of the Common Stock or other securities or property issuable or deliverable upon exercise of this Warrant.

6.2 GOVERNING LAWS. IT IS THE INTENTION OF THE PARTIES HERETO THAT EXCEPT AS SET FORTH BELOW, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, U.S.A. (IRRESPECTIVE OF ITS CHOICE OF LAW PRINCIPLES) SHALL GOVERN THE VALIDITY OF THIS WARRANT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO.

6.3 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Warrant, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

6.4 SEVERABILITY. If any one or more provisions of this Warrant, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace any such void or unenforceable provisions of this Warrant with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

6.5 DEFAULT, AMENDMENT AND WAIVERS. This Warrant may be amended upon the written consent of the Company and the holders in the aggregate of the right to purchase a majority of the number of unexercised shares covered by the Warrant initially issued by the Company pursuant to the Consulting Agreement. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure to cure any breach of any term of this Warrant within ten (10) days of written notice thereof shall constitute an event of default under this Warrant.

6.6 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

6.7 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Warrant, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

6.8 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Warrant, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States certified mail, postage prepaid, return receipt requested, addressed as follows:

Common Stock Warrant
Page 7

                  Company:          NHancement Technologies Inc.
                                    39420 Liberty Street
                                    Suite 250
                                    Fremont, California 94538
                                    Attn:  Douglas S. Zorn

                  Holder:           James S. Gillespie
                                    198 Country Club Drive #35
                                    Incline Village, Nevada 89451

Such communications shall be effective when they are received by the addressee thereof; but if sent by certified mail in the manner set forth above, they shall be effective three (3) business days after being deposited in the United States mail. Any party may change its address for such communications by giving notice thereof to the other party in conformity with this Section.

6.9   TIME.  Time is of the essence of this Warrant.

6.10 CONSTRUCTION OF AGREEMENT. A reference in this Warrant to any Section shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made (E.G., a reference to Section 3 shall include a reference to Sections 3.5 and 3.7). The titles and headings herein are for reference purposes only and shall not in any manner affect the interpretation of this Warrant.

6.11 NO ENDORSEMENT. Holder understands that no federal or state securities administrator has made any finding or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

6.12 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

6.13 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Warrant.

                           NHancement Technologies Inc., a Delaware corporation


                           By:   /s/ DOUGLAS S. ZORN
                               --------------------------------------------
                                 Douglas S. Zorn, Chief Executive Officer

Common Stock Warrant
Page 8

                                   EXHIBIT A-1

                   NOTICE OF EXERCISE OF COMMON STOCK WARRANT
                        BY CASH PAYMENT OF WARRANT PRICE

                                DATE: ____________

___________________________                 Aggregate Price of Warrant
___________________________                 Before Exercise:  $________________
___________________________                 Aggregate Price
                                            Being Exercised:  $________________
                                            Attention:  Chief Financial Officer

                                            Warrant Price:    $________________per share

                                            Number of Shares of Common Stock to be Issued
                                            Under this Notice:_______________________

                                            Remainder Aggregate
                                            Price (if any) After Issuance:  $___________


                                  CASH EXERCISE

Gentlemen:

         The undersigned registered Holder of the Common Stock Warrant delivered herewith ("WARRANT"), hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of NHancement Technologies, Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $______, thereby leaving a remainder Aggregate Price (if any) equal to $______. Such exercise shall be pursuant to the cash exercise provisions of Section 2.1 of the Warrant. Therefore, Holder makes payment with this Notice of Exercise by way of check payable to the Company in the amount of $______. Such check is payment in full under the Warrant for ______ shares of Common Stock based upon the Warrant Price of $______ per share, as currently in effect under the Warrant. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to "__________________", __________________. To the extent the foregoing exercise is for less than the full Aggregate Price, a Replacement Warrant representing the remainder of the Aggregate Price and otherwise of like form, tenor and effect should be delivered to Holder along with the share certificates evidencing the Common Stock issued in response to this Notice of Exercise.

                                           By:
                                              ---------------------------------
                                                            [NAME]

                                      NOTE

         The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.

Common Stock Warrant
Page 9

                                   EXHIBIT A-2

                   NOTICE OF EXERCISE OF COMMON STOCK WARRANT
             PURSUANT TO NET ISSUE ("CASHLESS") EXERCISE PROVISIONS

                                     [DATE]

___________________________                 Aggregate Price of Warrant
___________________________                 Before Exercise:  $________________
___________________________                 Aggregate Price
Attention:  Chief Financial Officer         Being Exercised:  $________________

                                            Warrant Price:    $________________per share

                                            Number of Shares of Common Stock to be Issued
                                            Under this Notice:_______________________

                                            Remainder Aggregate
                                            Price (if any) After Issuance:  $___________


                                CASHLESS EXERCISE

Gentlemen:

         The undersigned, registered Holder of the Common Stock Warrant delivered herewith ("WARRANT", hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of NHancement Technologies Inc., a Delaware corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as defined in the Warrant) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $_____, thereby leaving a remainder Aggregate Price (if any) equal to $_____. Such exercise shall be pursuant to the net issue exercise provisions of Section 2.2 of the Warrant; therefore, Holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in
Section 2.2 of the Warrant which, by reference to Section 2.3, requires the use of the current per share fair market value of the Company's Common Stock. The current fair market value of one share of the Company's Common Stock shall be determined in the manner provided in Section 2.3, which amount has been determined or agreed to by Holder and the Company to be $_____, which figure is acceptable to Holder for calculations of the number of shares of Common Stock issuable pursuant to this Notice of Exercise [SPECIFY ANY ALTERNATIVE ARRANGEMENTS TO THE FOREGOING, IF NECESSARY OR APPLICABLE]. Holder requests that the certificates for the purchased shares of Common Stock be issued in the name of and delivered to "__________________", __________________. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, a replacement Warrant representing the remainder of the Aggregate Price (and otherwise of like form, tenor and effect) shall be delivered to Holder along with the share certificate evidencing the Common Stock issued in response to this Notice of Exercise.

                                       By:
                                          ---------------------------
                                          [NAME]

                                      NOTE
         The execution to the foregoing Notice of Exercise must exactly correspond to the name of the Holder on the Warrant.